UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2005

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14001 N.W. 4th Street, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2005, Odimo Incorporated, a Delaware corporation (the "Company"), entered into an Underwriting Agreement by and among the Company and CIBC World Markets Corp., Oppenheimer & Co. Inc. and Merriman Curhan Ford & Co., as representatives of the several underwriters named in Schedule I thereto (the "Underwriting Agreement"). Pursuant to the Underwriting Agreement, among other things, the Company agreed to sell to the underwriters an aggregate of 3,125,000 shares of its common stock at a purchase price of $9.00 per share in its initial public offering of its common stock, and granted the underwriters an option to purchase up to 468,750 additional shares of common stock from the Company to cover over-allotments, if any.

Item 3.02. Unregistered Sales of Equity Securities.

Exercise of Warrants into Preferred Stock. On February 18, 2005, in connection and contemporaneous with the closing of the Company’s initial public offering of securities, warrants to purchase 147,503 shares of Series C Convertible Preferred Stock and 107,053 shares of Series D Convertible Preferred Stock were exercised for an aggregate exercise price of $1,348,597.74. The Company issued the Series C and Series D Preferred Stock upon exercise of the warrants in reliance on the exemption from registration for private transactions in securities by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Conversion of Preferred Stock. Contemporaneous with the exercise of the warrants, all classes of the Company’s outstanding preferred stock were converted into shares of common stock, par value $0.001 per share (the "Common Stock"). The conversion occurred contemporaneously with the closing of the initial public offering and resulted in the issuance of an aggregate of 3,408,186 shares of Common Stock to the holders of preferred stock upon such conversion. The Company issued the Common Stock upon conversion of the preferred stock in reliance on the exemption from registration for exchanges of securities with existing security holders by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2005, contemporaneous with the closing of the Company’s initial public offering, Stanley Stern and Steven Tishman became members of the Company’s Board of Directors. Mr. Stern also became a member of the Company’s Compensation and Nominating Committees and Mr. Tishman became a member of the Company’s Audit Committee. Mr. Stern is a managing director of Oppenheimer &Co., Inc., one of the underwriters in the Company’s initial public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Amended and Restated Certificate of Incorporation became effective on February 17, 2005. The Amended and Restated Certificate amended and restated in its entirety the Company’s prior amended and restated certificate of incorporation in effect prior to the effective time of the Amended and Restated Certificate.

The Amended and Restated Certificate includes, among other things, provisions that: (i) authorize the Company’s Board of Directors to issue up to 50,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval; (ii) establish a classified board, divided into three classes; (iii) permit directors to be removed only for cause; (iv) state that the Company’s bylaws may only be adopted, amended or repealed by the Board of Directors or the vote of at least 66 2/3% of the voting power of outstanding shares; (v) allow only the president, the chief executive officer, the chairman of the board, or a majority of the Board of Directors to call special stockholder meetings; (vi) permit stockholder action to be effected only at a duly called meeting; (vii) require the affirmative vote of at least 66 2/3% of the voting power of outstanding shares to amend the provisions of the Amended and Restated Certificate relating to (a) the structure, membership and powers of the Board of Directors, (b) indemnification and limitation of liability for the Company’s directors and executive officers, (c) calling of special stockholder meetings, and (d) limitations on stockholder action and amendment of the Amended and Restated Certificate. In addition, the Amended and Restated Certificate eliminated all then outstanding shares of the Company’s preferred stock, which were converted into Common Stock immediately prior to the consummation of the initial public offering, and set the Company’s authorized capital stock at 350,000,000 shares, consisting of 300,000,000 shares of Common Stock and 50,000,000 shares of preferred stock.

The description of the Amended and Restated Certificate set forth herein is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto.

Item 8.01. Other Events.

On February 18, 2005, the Company closed its initial public offering of securities of 3,125,000 shares of Common Stock at a gross per share price of $9.00 per share. All of the shares were sold by the Company. In addition, the Company has granted to the underwriters a 30-day over-allotment option to purchase up to an additional 468,750 shares.

Total proceeds from the sale (net of underwriting discount and estimated offering expenses and not including the possible exercise of the underwriters’ over-allotment option) were approximately $23.4 million. The Company plans to use the net proceeds of this offering to repay all of its $9.3 million of existing indebtedness and for general corporate purposes, including acquisition of inventory, upgrades to its websites, marketing activities and general working capital.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description
1.1 Underwriting Agreement dated February 14, 2005 by and among the Registrant and CIBC World Markets Corp., Oppenheimer & Co. Inc. and Merriman Curhan Ford & Co., as representatives of the several underwriters named therein.

3.1 Amended and Restated Certificate of Incorporation of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

February 18, 2005	By:	Alan Lipton

Name: Alan Lipton
Title: President

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated February 14, 2005 by and among the Registrant and CIBC World Markets Corp., Oppenheimer & Co. Inc. and Merriman Curhan Ford & Co., as representatives of the several underwriters named therein
3.1	Amended and Restated Certificate of Incorporation of the Registrant